UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2016 (September 28, 2016)

MoneyOnMobile, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-53997	20-8592825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 758-8600

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off Balance Sheet Agreement.

In the Company’s most recent 10-Q, filed on September 16, 2017, it disclosed a $3,000,000 put liability to reacquire an investor’s investment by July 13, 2016, which represents 450,379 shares of the Company's majority-owned subsidiary, Digital Payment Processing Limited ("DPPL"). Subsequently, the Company negotiated an extension for which it made payments in July and August 2016 totaling $300,000. These payments did not reduce the put liability. An additional extension payment of $400,000 was due on September 13, 2016 and was not made. On September 28, 2016, the Company received a notice rejecting a proposal to amend the parameters of the extension and will continue to make efforts at reaching a settlement as to the disposition of its obligations under the put liability.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MONEYONMOBILE, INC.

Date: October 4, 2016	By:	/s/ Scott S. Arey
Scott S. Arey Chief Financial Officer